U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G/A

Amendment no. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-56016

Quick Start Holdings, INC.

(Name of Small Business Issuer in its charter)

Delaware	I.R.S. Employer Identification Number
(State or other jurisdiction of	83-3492907
incorporation or formation)

c/o Paul Moody
780 Reservoir Avenue, #123
Cranston, RI 02910	02910
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (401)-714-5337

Fax number: (401)-633-7300

Email: quickstartholdings@gmail.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class	Name of Exchange on which shares are Currently Traded

Common Stock, $0.001	Over the Counter Marketplace

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

Prior to the effectiveness of this Form 10-12G, we, "The Company", are not subject to the periodic reporting requirements of the Exchange Act. We intend, with the filing of this Form 10-12G, and ultimate effectiveness of this Form 10-12G, to become SEC Reporting in which case we will be subject to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data, and other information, and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1. BUSINESS

(a) Business Development

Quick Start Holdings, Inc. (we, us, our, the "Company" or the "Registrant") was incorporated on September 4, 2018 in the State of Delaware.

On September 4, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Quick Start Holdings, Inc.

USSE Corp., a Nevada Corporation, (“Predecessor”) was created and incorporated with the Nevada Secretary of State on July 8, 1998 under the original name C&A Restaurants, Inc. On June 15, 2009, the C&A Restaurants changed its name to USSE Corp. Effective September 19, 2018, USSE Corp. re-domiciled from Nevada to Delaware pursuant to a merger amongst, and between, USSE Corp, a Nevada Company, and USSE Delaware, Inc., a Delaware Company. This resulted in USSE Delaware, Inc. becoming the surviving entity. Each share of USSE Corp’s Capital Stock issued and outstanding immediately prior to the Effective Time of the merger was automatically converted into one fully paid and nonassessable share of USSE Delaware, Inc., a Delaware Company.

The above action resulted in USSE Delaware, Inc., having the authority to issue 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of Common Stock, par value $0.001 per share of which 66,397,574 shares were issued and outstanding; (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares were designated as Convertible Series A, and 1,000,000 Convertible Series A preferred shares were issued and outstanding; and 500,000 shares which were designated as Convertible Series B, of which 71,700 Convertible Series B preferred shares were issued and outstanding.

Consecutively following the re-domestication, also with an effective date of September 19, 2018, the Company completed a holding company reorganization, (“Holding Company Reorganization”) pursuant to Section 251(g) of the Delaware General Corporation Law, (the “DGCL”) in which USSE Corp. became a wholly owned subsidiary of Quick Start Holdings, Inc., (“Successor”), a Delaware Corporation.

The details of the reorganization are as follows: On September 4, 2018 USSE Delaware, Inc. acquired 1,000 common shares of Quick Start Holding, Inc., which represented 100% of the Company’s outstanding shares at the time, for no consideration. The Holding Company Reorganization was amongst, and between, USSE Delaware, Inc., a Delaware Corporation, Quick Start Holdings, Inc., a Delaware Corporation and USSE Merger Sub, Inc., a Delaware Corporation. Immediately prior to the reorganization Quick Start Holdings, Inc. was a wholly owned subsidiary of USSE Delaware, Inc. and USSE Merger Sub, Inc. was a wholly owned subsidiary of Quick Start Holdings, Inc.

Effective on September 19, 2018, and in accordance with the provisions set forth in Section 251(g) of the DGCL, USSE Merger Sub, Inc. merged with and into USSE Delaware, Inc., with USSE Delaware, Inc. as the surviving corporation. At the effective time, the separate corporate existence of USSE Merger Sub, Inc. ceased, and USSE Delaware, Inc. changed its name to USSE Corp., which then became the wholly owned subsidiary of Quick Start Holdings, Inc. This resulted in the conversion of securities of USSE Delaware, Inc. into identical and equivalent securities of Quick Start Holdings, Inc. Stockholders of USSE Delaware, Inc. became stockholders of Quick Start Holdings, Inc.

Upon completion of the above reorganization, also referred to herein as the “Effective Time”, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware, Inc. Common Stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Quick Start Holdings, Inc. Common Stock.

Immediately prior to the effective time of the reorganization each share of Quick Start Holdings, Inc. common stock issued and outstanding held in the name of USSE Delaware, Inc. was cancelled and retired and resumed the status of authorized and unissued shares of Quick Start Holdings, Inc. common stock.

Upon completion of the above reorganization, also referred to herein as the “Effective Time”, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware, Inc. preferred stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Quick Start Holdings, Inc. preferred stock, having the same designations, rights, powers and preferences, and the qualifications, limitation and restrictions thereof, as the corresponding share of USSE Delaware, Inc. Preferred Stock.

Concurrently, with the completion of the aforementioned reorganization, effective on September 19, 2018, any shares held by Quick Start Holdings, Inc. in USSE Corp. were cancelled. This resulted in Quick Start Holdings, Inc. having the authority to issue 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of Common Stock, par value $0.001 per share of which 66,397,574 shares were issued and outstanding; (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares were designated as Convertible Series A, and 1,000,000 Convertible Series A preferred shares were issued and outstanding; and 500,000 shares which were designated as Convertible Series B, of which 71,700 Convertible Series B preferred shares were issued and outstanding.

On October 19, 2018 Quick Start Holdings, Inc. issued 500,000,000 shares of restricted Common Stock and 400,000 shares of Series B Preferred Stock to GMRZ Holdings LLC., for services rendered to the Company.

Commensurate with the filing of our Restated and Amended Articles of Incorporation, filed with the Delaware Secretary of State on October 22, 2018 every issued and outstanding share of Series A Preferred Stock was converted into 1.25 shares of Common Stock with shareholders’ economic rights preserved. Additionally, at the same time, every one share of Series B Preferred Stock, issued and outstanding, was converted into ten shares of Common Stock with shareholders’ economic rights adversely affected in the conversion. Immediately following the conversion of the aforementioned shares, and upon filing of the Restated and Amended Articles of Incorporation, authorized and unissued shares of Convertible Series A and Convertible Series B Preferred Stock were cancelled. As of October 22, 2018, Series A and Series B Preferred Stock were removed from the status of authorized but unissued preferred stock.

Currently, we have 572,364,574 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Currently, GMRZ Holdings LLC., a Nevada LLC owned and controlled by Jeffrey DeNunzio, is our controlling shareholder, owning 504,000,000 shares of our restricted common stock.

The Company has been engaged in organizational efforts and obtaining initial financing.

The Company seeks to serve as a vehicle to pursue a business combination. The Company and GMRZ Holdings, LLC, its controlling shareholder, has entered into a non-binding agreement with a third party. If, and when the agreement becomes binding, the Company will file a Current Report on Form 8-K within four business days.

The business purpose of the Company is to seek the acquisition of or merger with an existing company.

The Company is an “emerging growth company” (“EGC”), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies Section Below).

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the SEC) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51)-1 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies or other entity or person." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a shell company, because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity.

The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company current business plan is to serve as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The company may merge with or acquire another company in which the promoters, management, or promoters’ or managements’ affiliates or associates, directly or indirectly, have an ownership interest.

There are different situations for private companies which may make a reverse merger more attractive to an operating private company than filing its own Form 10. It takes significant time and effort just to be able to learn to file the necessary documents through the Edgar data base, especially if the operating company has not invested in filing software to streamline the process, which is expensive. We believe that small companies are usually in a hurry to raise capital and some investors require that the private companies they invest in are or become SEC reporting. The reason being is that some investors desire to have an exit strategy and a reverse merger with a Form 10 shell is perceived to be one step closer to liquidity. It should be noted that if a public shell company consummates a reverse merger with a private operating company, the company will be required to file a Form 8-K within four days of the transaction and that the Form 8-K will need to include audited financial statements of the private operating company and pro forma financial statements giving effect to the business combination.

We anticipate that our controlling shareholder will receive cash for the sale of its shares plus a minority equity stake in the post-merger company. We anticipate the Company will get a new director, new business plan of an operating company and fresh capital to pay expenses. A business combination would help us grow and cease to be a shell company.

The analysis of new business opportunities will be undertaken by, or under the supervision of, Paul Moody, the sole officer and director of the Registrant.

The Company and GMRZ Holdings, LLC, its controlling shareholder has entered into a non-binding agreement with a third party. If, and when the agreement becomes binding, the Company will file a Current Report on Form 8-K within four business days.

The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)	Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and,

(h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Additionally, Quick Start Holdings, Inc. will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be a merger or acquisition candidate for Quick Start Holdings, Inc. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Quick Start Holdings, Inc. and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Quick Start Holdings, Inc. will also compete with numerous other small public companies in seeking merger or acquisition candidates.

Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company,” provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

If the Company engages in a registration statement offering our securities for sale as a blank check company or with a company that would still be considered a shell company or blank check company, our securities will require registration subject to Rule 419. The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

a)	Deposit and investment of proceeds

All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

b)	Deposit of securities

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

c)	Release of deposited and funds securities

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

Mr. Moody, the sole officer and director as well as Jeffrey DeNunzio, the controlling shareholder of the Company (through his ownership in GMRZ Holdings, LLC) have no intentions of engaging in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholder will require compliance with the registration requirements under the Securities Act of 1933, as amended.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our shareholders, would not be available to us.

In addition, the ability to register or qualify for sale any shares of stock for both initial sale and secondary trading would be limited because a number of states have enacted regulations pursuant to their securities or "blue-sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, if any, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered thus limiting the issuers ability to complete this offering.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 10% or less of the total issued and outstanding shares of the surviving entity.

Our management anticipates that we will likely be able to affect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization.

We anticipate difficulty in obtaining financing from other sources since we have no income and zero cash reserves. We are presently reliant on capital contributions towards expenses from our sole officer and director, Paul Moody. Our sole officer and director, has not guaranteed that he will continue to support our capital needs. Therefore, we may not have the ability to continue as a going concern.

In addition, depending upon the transaction, the Registrants current stockholders may be substantially diluted, potentially to less than 10% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

The Company anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction approved by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors approval without stockholder approval.

Under Delaware law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is approved by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such cost to be approximately $15,000. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management, which consists of one person, our sole officer and director, Mr. Paul Moody. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business approximately five (5) hours per week until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Furthermore, the analysis of new business opportunities will be undertaken by or under the supervision of Paul Moody, the sole officer and director of the Company, who is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Mr. Moody and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely impact the Company’s ability to identify and consummate a successful business combination. There is no guarantee that Mr. Moody will be able to identify a business combination target that is suitable for the Company. Paul Moody, the sole officer and director of the company, may hire third parties to conduct an analysis for a target company or any other business opportunities.

(c) Reports to security holders.

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

EMERGING GROWTH COMPANY

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(d) the date on which such issuer is deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A. RISK FACTORS

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer, as appropriate, to allow timely decisions regarding required disclosure based closely on the definition of “disclosure controls and procedures” in Rule 13a-15(e). In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are currently investigating and, if such investigation warrants, looking to acquire or merge with a target company or business seeking the perceived advantages of being a publicly held corporation. We are an emerging growth company (EGC) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies section above). Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The risks we may face if the target business we may intend to merge with is financially unstable include but are not limited to difficulty in achieving future financing, continuing operations, bankruptcy, litigation, and increasing business operations on a limited or no budget.

We the registrant will not pay a cash finder’s fee for the consummation of any business acquisition the Company makes pursuant to its current business plan. Additionally, at this time we do not plan to issue securities as a finder’s fee.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

At this time, we are entirely reliant upon cash contributions made by our sole officer and director to pay for any and all expenses.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports (legal, accounting and auditing fees) in the amount of approximately $5,000; and
(ii)	costs relating to consummating an acquisition in the amount of approximately $10,000 to pay for legal fees and audit fees.

We believe we will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by Mr. Paul Moody, our sole officer and director, or other shareholders. However, there is no guarantee that such additional funds will be made available to us or on terms that are favorable to us. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our sole officer and director, Mr. Paul Moody, or other investors, regarding funding and no funding commitment for future expenses has been obtained. If in the future we need funds to pay expenses, we will consider these and other yet to be identified options for raising funds and/or paying expenses. Obviously, if Mr. Moody, or other investors, do not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

We have negative working capital, a stockholder deficit, and have no source of revenues. These conditions raise substantial doubt about our ability to continue as a going concern. We will be devoting our efforts to locating merger candidates upon effectiveness of this Form 10-12G registration statement. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. However, there is no assurance that the Company will have greater access to capital due to its public company status, and therefore a business combination with an operating company in need of additional capital may expose the Company to additional risks and challenges. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We have, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, we offer owners of target businesses the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means. Nevertheless, upon affecting an acquisition or merger with us, there will be costs and time required by the target business to provide comprehensive business and financial disclosure, such as the terms of the transaction and a description of the business and management of the target business, among other things, and will include audited consolidated financial statements of the Company giving effect to the business combination, as part of a filing on Form 8-K.

The Company seeks to serve as a vehicle to pursue a business combination. The Company, and GMRZ Holdings, LLC, its controlling shareholder, has entered into a non-binding agreement with a third party. If, and when the agreement becomes binding, the Company will file a Current Report on Form 8-K within four business days.

Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that we will likely be able to affect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

Current economic and financial conditions are volatile and affect the selection of a business combination and increase the complex ability of the Company’s goals. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slowdown. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We intend to search for a target business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, financial advisors and similar persons, accounting firms and attorneys notwithstanding us contacting any business directly. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. However, there is no assurance that we will locate a target company for a business combination.

Liquidity

We have no known demands or commitments and are not aware of any events or uncertainties as of October 31, 2018 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of October 31, 2018.

Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 3. PROPERTIES

We neither rent nor own any properties. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities. We currently utilize the home office space and equipment of our management at no cost.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership (Common Shares)	Percentage of Class

Paul Moody (1) 780 Reservoir Avenue, #123 Cranston, RI 02910	0	0%

GMRZ Holdings, LLC. (2) 780 Reservoir Avenue, #123 Cranston, RI 02910	504,000,000	88.06%
_________________________________________
(1) Paul Moody serves as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company.
(2) Jeffrey DeNunzio is the sole member of GMRZ Holdings, LLC while Paul Moody is the manager of GMRZ Holdings, LLC.

*We have no shares of preferred stock issued and outstanding as of the date of this filing.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

A. Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Paul Moody	29	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director

Paul Moody, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Paul Moody, age 29, acts as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director for the Company. Mr. Moody attended the University of Rhode Island and graduated in 2014 with a Bachelor of Fine Arts. He has held the position of Chief Executive Officer, President, and Director of Sigmata Electronics, an Electronics Company, since the Company’s formation on January 28, 2016. From 2015 to Present Mr. Moody has been affiliated with V Financial Group LLC by providing writing and consulting services on a need be basis. On May 20, 2014 Mr. Moody was appointed as the secretary of NL One Corporation, where he was responsible for corporate book keeping, and held this position until his resignation in April, 2016. Paul Moody is currently the director of Giant Motorsports, Inc., a Nevada Company.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors has one member. The Board acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Prior and Current Shell Company Experience

Paul Moody

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 10-12G, with which Mr. Paul Moody has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. Moody has held the controlling interest of during the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Fast Lane Holdings, Inc., a Delaware Company	Sole Officer and Director	1/25/19	n/a	n/a	n/a

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 1-A, with which Mr. Paul Moody has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. Moody has held the controlling interest of during the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Sigmata Electronics, Inc., a Delaware Company	Chief Executive Officer, President, Director	5/24/16	n/a	n/a	n/a

Jeffrey DeNunzio

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 10-12G, with which Mr. Jeffrey DeNunzio has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. DeNunzio has held the controlling interest of during the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
iHealthcare, Inc., formerly known as Opulent Acquisition, Inc., a Delaware Company	Former Sole Officer, Director, and controlling shareholder.	2/19/15	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio Ihealthcare, Inc., a Florida Company	1/14/16	$25,000

Fast Lane Holdings, Inc., a Delaware Company	Indirect controlling shareholder	1/25/19	n/a	n/a	n/a

The information in the table below summarizes all of the blank check and shell companies, which did not file a registration statement on Form 10-12G, during the time of which Jeffrey DeNunzio was affiliated with the Company.

Name	Relationship with Issuer	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Stemcell Holdings, Inc., formerly known as Perfect Acquisition, Inc., a Delaware Company	Former Sole Officer, Director, and controlling shareholder.	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio and Dr. Takaaki Matsuoka	1/27/16	$30,000

Note: Commensurate with the date of each of the above business combinations, Jeffrey DeNunzio (i) was no longer deemed to be a promoter, or an affiliate in any capacity, of the above companies and (ii) no longer retained any positions as an officer, director, or employee, or in any capacity, of the above companies. Commensurate with the completion of each of the above business combinations, Jeffrey DeNunzio no longer retained any equity interests in any of the aforementioned companies.

Name	Relationship with Issuer	Filing Date Registration Statement (1-A)	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Sigmata Electronics, Inc., a Delaware Company	Chief Financial Officer, Chief Accounting Officer, Director	5/24/16	n/a	n/a	n/a

ITEM 6. EXECUTIVE COMPENSATION

Paul Moody, our sole officer and director does not receive any compensation for his services rendered to our company, has not received such compensation in the past other than described as below and is not accruing any compensation pursuant to any agreement with us. No remuneration of any nature has been paid for, or on account of, services rendered by a director in such capacity. Our sole officer and director intends to devote no more than five (5) hours a week to our affairs.

Mr. Moody will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

The following table shows for the period from inception to October 31, 2018, the compensation awarded (earned) or paid by us to our named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

SUMMARY COMPENSATION TABLE

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Moody, President	October 31, 2018	—	—	—	—	—	—	—	—

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Quick Start Holdings, Inc. (we, us, our, the "Company" or the "Registrant") was incorporated on September 4, 2018 in the State of Delaware.

On September 4, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Quick Start Holdings, Inc.

USSE Corp., a Nevada Corporation, (“Predecessor”) was created and incorporated with the Nevada Secretary of State on July 8, 1998 under the original name C&A Restaurants, Inc. On June 15, 2009, the C&A Restaurants changed its name to USSE Corp. Effective September 19, 2018, USSE Corp. re-domiciled from Nevada to Delaware pursuant to a merger amongst, and between, USSE Corp, a Nevada Company, and USSE Delaware, Inc., a Delaware Company. This resulted in USSE Delaware, Inc. becoming the surviving entity. Each share of USSE Corp’s Capital Stock issued and outstanding immediately prior to the Effective Time of the merger was automatically converted into one fully paid and nonassessable share of USSE Delaware, Inc., a Delaware Company.

The above action resulted in USSE Delaware, Inc., having the authority to issue 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of Common Stock, par value $0.001 per share of which 66,397,574 shares were issued and outstanding; (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares were designated as Convertible Series A, and 1,000,000 Convertible Series A preferred shares were issued and outstanding; and 500,000 shares which were designated as Convertible Series B, of which 71,700 Convertible Series B preferred shares were issued and outstanding.

Consecutively following the re-domestication, also with an effective date of September 19, 2018, the Company completed a holding company reorganization, (“Holding Company Reorganization”) pursuant to Section 251(g) of the Delaware General Corporation Law, (the “DGCL”) in which USSE Corp. became a wholly owned subsidiary of Quick Start Holdings, Inc., (“Successor”), a Delaware Corporation.

The details of the reorganization are as follows: On September 4, 2018 USSE Delaware, Inc. acquired 1,000 common shares of Quick Start Holding, Inc., which represented 100% of the Company’s outstanding shares at the time, for no consideration. The Holding Company Reorganization was amongst, and between, USSE Delaware, Inc., a Delaware Corporation, Quick Start Holdings, Inc., a Delaware Corporation and USSE Merger Sub, Inc., a Delaware Corporation. Immediately prior to the reorganization Quick Start Holdings, Inc. was a wholly owned subsidiary of USSE Delaware, Inc. and USSE Merger Sub, Inc. was a wholly owned subsidiary of Quick Start Holdings, Inc.

Effective on September 19, 2018, and in accordance with the provisions set forth in Section 251(g) of the DGCL, USSE Merger Sub, Inc. merged with and into USSE Delaware, Inc., with USSE Delaware, Inc. as the surviving corporation. At the effective time, the separate corporate existence of USSE Merger Sub, Inc. ceased and USSE Delaware, Inc. changed its name to USSE Corp., which then became the wholly owned subsidiary of Quick Start Holdings, Inc. This resulted in the conversion of securities of USSE Delaware, Inc. into identical and equivalent securities of Quick Start Holdings, Inc. Stockholders of USSE Delaware, Inc. became stockholders of Quick Start Holdings, Inc.

Upon completion of the above reorganization, also referred to herein as the “Effective Time”, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware, Inc. Common Stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Quick Start Holdings, Inc. Common Stock.

Immediately prior to the effective time of the reorganization each share of Quick Start Holdings, Inc. common stock issued and outstanding held in the name of USSE Delaware, Inc. was cancelled and retired and resumed the status of authorized and unissued shares of Quick Start Holdings, Inc. common stock.

Upon completion of the above reorganization, also referred to herein as the “Effective Time”, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware, Inc. preferred stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Quick Start Holdings, Inc. preferred stock, having the same designations, rights, powers and preferences, and the qualifications, limitation and restrictions thereof, as the corresponding share of USSE Delaware, Inc. Preferred Stock.

Concurrently, with the completion of the aforementioned reorganization, effective on September 19, 2018, any shares held by Quick Start Holdings, Inc. in USSE Corp. were cancelled. This resulted in Quick Start Holdings, Inc. having the authority to issue 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of Common Stock, par value $0.001 per share of which 66,397,574 shares were issued and outstanding; (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares were designated as Convertible Series A, and 1,000,000 Convertible Series A preferred shares were issued and outstanding; and 500,000 shares which were designated as Convertible Series B, of which 71,700 Convertible Series B preferred shares were issued and outstanding.

On October 19, 2018 Quick Start Holdings, Inc. issued 500,000,000 shares of restricted Common Stock and 400,000 shares of Series B Preferred Stock to GMRZ Holdings LLC., for services rendered to the Company.

Commensurate with the filing of our Restated and Amended Articles of Incorporation, filed with the Delaware Secretary of State on October 22, 2018 every issued and outstanding share of Series A Preferred Stock was converted into 1.25 shares of Common Stock with shareholders’ economic rights preserved. Additionally, at the same time, every one share of Series B Preferred Stock, issued and outstanding, was converted into ten shares of Common Stock with shareholders’ economic rights adversely affected in the conversion. Immediately following the conversion of the aforementioned shares, and upon filing of the Restated and Amended Articles of Incorporation, authorized and unissued shares of Convertible Series A and Convertible Series B Preferred Stock were cancelled. As of October 22, 2018, Series A and Series B Preferred Stock were removed from the status of authorized but unissued preferred stock.

Currently, we have 572,364,574 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

We utilize the home office space and equipment of our management at no cost.

Jeffrey DeNunzio is the sole member of GMRZ Holdings, LLC., our controlling shareholder, while Paul Moody is the manager of GMRZ Holdings, LLC. Currently, GMRZ Holdings LLC owns 504,000,000 shares of our restricted common stock.

Indirectly, through his ownership in GMRZ Holdings, LLC, Jeffrey DeNunzio is a promoter of the Company. As our founder and organizer, Paul Moody is also considered to be a promoter of the Company.

The Company’s sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $1,376 as of October 31, 2018. This is considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

On November 15, 2018, Paul Moody contributed $4,000 to the Company to be used for audit expenses. This is considered to be a contribution to the Company with no expectation of repayment.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

-	Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

-	Established any committees of the Board of Directors.

Given the nature of our company, our limited shareholder base and the current composition of our management, our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that management of a target business will establish:

-	Its own Board of Directors;

-	Establish its own definition of 'independent" as related to directors and nominees for directors; and,

-	Establish committees that will be suitable for its operations after the Company consummates a business combination.

*The Company has no audit, nominating, compensation or any type of committee whatsoever as of the date of this report.

ITEM 8. LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

Our Common Stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market under the symbol “QSHI.”

(b) Holders.

As of the date of this filing, our controlling shareholder, GMRZ Holdings, LLC., holds an aggregate of 504,000,000 shares of Common Stock. Currently, we have 572,364,574 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On October 19, 2018 Quick Start Holdings, Inc. issued 500,000,000 shares of restricted Common Stock and 400,000 shares of Series B Preferred Stock to GMRZ Holdings LLC., for services rendered to the Company.

Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholder(s) had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a public offering. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Commensurate with the filing of our Restated and Amended Articles of Incorporation, filed with the Delaware Secretary of State on October 22, 2018 every issued and outstanding share of Series A Preferred Stock was converted into 1.25 shares of Common Stock with shareholders’ economic rights preserved. Additionally, at the same time, every one share of Series B Preferred Stock, issued and outstanding, was converted into ten shares of Common Stock with shareholders’ economic rights adversely affected in the conversion.

Currently, GMRZ Holdings LLC., a Nevada LLC owned and controlled by Jeffrey DeNunzio, is our controlling shareholder, owning 504,000,000 shares of our restricted common stock.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 1,000,000,000 shares of common stock, of which 572,364,574 are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which no shares of Preferred Stock are issued and outstanding.

Common Stock

Our Certificate of Incorporation authorizes the issuance of up to 1,000,000,000 shares of common stock. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements that are referenced in the certification of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Quick Start Holdings, Inc.

Index to Audited Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Changes in Stockholder Deficit	F-5

Statement of Cash Flows	F-6

Notes to the Financial Statements	F-7 to F-10

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Quick Start Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Quick Start Holdings, Inc. (the “Company”) as of October 31, 2018, and the related statement of operations, changes in stockholders’ deficit, and cash flows for the period from September 4, 2018 (inception) through the year ended October 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2018, and the results of its operations and its cash flows for the period from September 4, 2018 (inception) through October 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2018.

Houston, Texas

January 9, 2019

-F2-

Quick Start Holdings, Inc. Balance Sheet

As of October 31, 2018

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$3,000

Total current liabilities	3,000

TOTAL LIABILITIES	$3,000

STOCKHOLDERS' DEFICIT:

Preferred stock ($.001 par value, 5,000,000 shares authorized, none issued and outstanding as of October 31, 2018)	-

Common stock ($.001 par value, 1,000,000,000 shares authorized, 572,364,574 issued and outstanding as of October 31, 2018)	572,365

Additional paid in capital	(570,989)

Accumulated deficit	(4,376)
Total Stockholders' deficit	(3,000)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

-F3-

Quick Start Holdings, Inc. Statement of Operations
For the period from September 4, 2018 (date of inception) to October 31, 2018

Operating expenses

General and administrative expenses	$4,376
Total operating expenses	4,376

Net loss	$(4,376)

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	155,129,844

The accompanying notes are an integral part of these financial statements.

-F4-

Quick Start Holdings, Inc.
Statement of Changes in Stockholders’ Deficit
For the period from September 4, 2018 (date of inception) to October 31, 2018

	Preferred Shares (Series A)	Preferred Shares (Series B)	Par Value Preferred Shares (Series A)	Par Value Preferred Shares (Series B)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Date of Inception, September 4, 2018	-	-	$-	$-	-	$-	$-	$-	$-

Shares issued in Reorganization	1,000,000	71,700	1,000	72	66,397,574	66,398	(67,470)	-	-

Issuance of Preferred and Common shares for services	-	400,000	-	400	500,000,000	500,000	(500,400)	-	-

Conversion of Preferred Series A & B into common shares	(1,000,000)	(471,700)	(1,000)	(472)	5,967,000	5,967	(4,495)	-	-

Expensed paid on behalf of the Company and contributed to capital	-	-	-	-	-	-	1,376	-	1,376
Net loss	-	-	-	-	-	-	-	(4,376)	(4,376)
Balances, October 31, 2018	-	-	$-	$-	572,364,574	$572,365	$(570,989)	$(4,376)	$(3,000)

The accompanying notes are an integral part of these financial statements.

-F5-

Quick Start Holdings, Inc.

Statement of Cash Flows

For the period September 4, 2018 (date of inception) to October 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,376)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	1,376
Changes in current assets and liabilities:
Accrued expenses	3,000
Net cash used in operating activities	-

Net change in cash	$-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

NON-CASH FINANCING TRANSACTIONS:

Preferred Series A and B and common shares issued in reorganization	$67,470
Preferred Series B and common shares issued for services	$500,400
Conversion of Preferred Series A & B into common Shares	$4,495

The accompanying notes are an integral part of these financial statements.

-F6-

Quick Start Holdings, Inc.

Notes to the Financial Statements

Note 1 – Organization and Description of Business

Quick Start Holdings, Inc. (we, us, our, the "Company" or the "Registrant") was incorporated on September 4, 2018 in the State of Delaware.

On September 4, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Quick Start Holdings, Inc.

USSE Corp., a Nevada Corporation, (“Predecessor”) was created and incorporated with the Nevada Secretary of State on July 8, 1998 under the original name C&A Restaurants, Inc. On June 15, 2009, the C&A Restaurants changed its name to USSE Corp. Effective September 19, 2018, USSE Corp. re-domiciled from Nevada to Delaware pursuant to a merger amongst, and between, USSE Corp, a Nevada Company, and USSE Delaware, Inc., a Delaware Company. This resulted in USSE Delaware, Inc. becoming the surviving entity. Each share of USSE Corp’s Capital Stock issued and outstanding immediately prior to the Effective Time of the merger was automatically converted into one fully paid and nonassessable share of USSE Delaware, Inc., a Delaware Company.

The above action resulted in USSE Delaware, Inc., having the authority to issue 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of Common Stock, par value $0.001 per share of which 66,397,574 shares were issued and outstanding; (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares were designated as Convertible Series A, and 1,000,000 Convertible Series A preferred shares were issued and outstanding; and 500,000 shares which were designated as Convertible Series B, of which 71,700 Convertible Series B preferred shares were issued and outstanding.

Consecutively following the re-domestication, also with an effective date of September 19, 2018, the Company completed a holding company reorganization, (“Holding Company Reorganization”) pursuant to Section 251(g) of the Delaware General Corporation Law, (the “DGCL”) in which USSE Corp. became a wholly owned subsidiary of Quick Start Holdings, Inc., (“Successor”), a Delaware Corporation.

The details of the reorganization are as follows: On September 4, 2018 USSE Delaware, Inc. acquired 1,000 common shares of Quick Start Holding, Inc., which represented 100% of the Company’s outstanding shares at the time, for no consideration. The Holding Company Reorganization was amongst, and between, USSE Delaware, Inc., a Delaware Corporation, Quick Start Holdings, Inc., a Delaware Corporation and USSE Merger Sub, Inc., a Delaware Corporation. Immediately prior to the reorganization Quick Start Holdings, Inc. was a wholly owned subsidiary of USSE Delaware, Inc. and USSE Merger Sub, Inc. was a wholly owned subsidiary of Quick Start Holdings, Inc.

(2) Effective on September 19, 2018, and in accordance with the provisions set forth in Section 251(g) of the DGCL, USSE Merger Sub, Inc. merged with and into USSE Delaware, Inc., with USSE Delaware, Inc. as the surviving corporation. At the effective time, the separate corporate existence of USSE Merger Sub, Inc. ceased and USSE Delaware, Inc. changed its name to USSE Corp., which then became the wholly owned subsidiary of Quick Start Holdings, Inc. This resulted in the conversion of securities of USSE Delaware, Inc. into identical and equivalent securities of Quick Start Holdings, Inc. Stockholders of USSE Delaware, Inc. became stockholders of Quick Start Holdings, Inc.

Upon completion of the above reorganization, also referred to herein as the “Effective Time”, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware, Inc. Common Stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Quick Start Holdings, Inc. Common Stock.

(1) Immediately prior to the effective time of the reorganization each share of Quick Start Holdings, Inc. common stock issued and outstanding held in the name of USSE Delaware, Inc. was cancelled and retired and resumed the status of authorized and unissued shares of Quick Start Holdings, Inc. common stock.

Upon completion of the above reorganization, also referred to herein as the “Effective Time”, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware, Inc. preferred stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Quick Start Holdings, Inc. preferred stock, having the same designations, rights, powers and preferences, and the qualifications, limitation and restrictions thereof, as the corresponding share of USSE Delaware, Inc. Preferred Stock.

Concurrently, with the completion of the aforementioned reorganization, effective on September 19, 2018, any shares held by Quick Start Holdings, Inc. in USSE Corp. were cancelled. This resulted in Quick Start Holdings, Inc. having the authority to issue 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of Common Stock, par value $0.001 per share of which 66,397,574 shares were issued and outstanding; (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares were designated as Convertible Series A, and 1,000,000 Convertible Series A preferred shares were issued and outstanding; and 500,000 shares which were designated as Convertible Series B, of which 71,700 Convertible Series B preferred shares were issued and outstanding.

On October 19, 2018, the Company issued 500,000,000 shares of restricted Common Stock and 400,000 shares of Series B Preferred Stock to GMRZ Holdings LLC., a Company owned by Jeff DeNunzio. These shares were issued as founder shares and all were issued at nominal value.

Commensurate with the filing of our Restated and Amended Articles of Incorporation, filed with the Delaware Secretary of State on October 22, 2018 every issued and outstanding share of Series A Preferred Stock was converted into 1.25 shares of Common Stock with shareholders’ economic rights preserved. Additionally, at the same time, every one share of Series B Preferred Stock, issued and outstanding, was converted into ten shares of Common Stock with shareholders’ economic rights adversely affected in the conversion. Immediately following the conversion of the aforementioned shares, and upon filing of the Restated and Amended Articles of Incorporation, authorized and unissued shares of Convertible Series A and Convertible Series B Preferred Stock were cancelled. As of October 22, 2018, Series A and Series B Preferred Stock were removed from the status of authorized but unissued preferred stock.

Currently, we have 572,364,574 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Currently, GMRZ Holdings LLC., a Nevada LLC owned and controlled by Jeffrey DeNunzio, is our controlling shareholder, owning 504,000,000 shares of our restricted common stock.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of October 31, 2018, the Company had not yet commenced any operations.

 The Company has elected October 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at October 31, 2018 were $0.

-F7-

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at October 31, 2018.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of October 31, 2018 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

-F8-

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of October 31, 2018.

The Company’s stock based compensation for the period ended October 31, 2018 was $0.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

-F9-

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of October 31, 2018, the Company has incurred a net loss of approximately $4,376 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $919 at the effective statutory rate of 21%. The deferred tax asset has been off-set by an equal valuation allowance  . Given our inception on September 4, 2018, and our fiscal year end of October 31, 2018, we have completed only one taxable fiscal year.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of October 31, 2018.

Note 6 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $0.001. The Company had no shares of preferred stock issued and outstanding as of October 31, 2018.   Authorized but unissued Preferred Stock of the Corporation has no voting rights, conversion rights, or any additional attributes. The Board of Directors may, in the future, issue additional classes of preferred stock which shall have attributes and rights as determined by the Board of Directors at that time.

Common Stock

The authorized common stock of the Company consists of 1,000,000,000 shares with a par value of $0.001. There were 572,364,574 shares of common stock issued and outstanding as of October 31, 2018.

On September 19, 2018, with the completion of the aforementioned reorganization, each share of USSE Corp's Capital Stock issued and outstanding immediately prior to the merger was automatically converted into one fully paid and nonassessable share of USSE Delaware, Inc., a Delaware Company. The details of the reorganization are as follows: On September 4, 2018 USSE Delaware, Inc. acquired 1,000 common shares of Quick Start Holding, Inc., which represented 100% of the Company's outstanding shares at the time, for no consideration.

Immediately prior to the reorganization Quick Start Holdings, Inc. was a wholly owned subsidiary of USSE Delaware, Inc. and USSE Merger Sub, Inc. was a wholly owned subsidiary of Quick Start Holdings, Inc. Each share of Quick Start Holdings, Inc. common stock issued and outstanding held in the name of USSE Delaware, Inc. was cancelled and retired and resumed the status of authorized and unissued shares of Quick Start Holdings, Inc. common stock

As a result of the reorganization the Company issued 66,397,574 common shares, 1,000,000 preferred shares Convertible Series A; and 71,700 Convertible Series B preferred shares, all of which had a nominal value.

The outstanding shares were originally issued by USSE prior to reorganization and are now listed as converted shares for the Company.

On October 19, 2018, the Company issued 500,000,000 shares of restricted Common Stock and 400,000 shares of Series B Preferred Stock to GMRZ Holdings LLC., a Company owned by Jeff DeNunzio. These shares were issued as founder shares and all were issued at nominal value resulting in a reduction of paid in capital.

On October 22, 2018, as a result of filing the Restated and Amended Articles of Incorporation, every issued and outstanding share of Series A Preferred Stock was converted into 1.25 shares of Common Stock. Additionally, every one share of Series B Preferred Stock, issued and outstanding, was converted into ten shares of Common Stock. Immediately following the conversion and upon filing of the Restated Articles, authorized and unissued shares of Convertible Series A and Convertible Series B Preferred Stock were cancelled.

Additional Paid-In Capital

The Company’s sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $1,376 as of October 31, 2018. This is considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

Note 7 – Related-Party Transactions

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 8 – Subsequent Events

Management has reviewed financial transactions for the Company subsequent to the fiscal year end and has found that, with the exception of on November 15, 2018, Paul Moody contributed $4,000 to the Company to be used for audit expenses, there was nothing material to disclose.  This is considered to be a contribution to the Company with no expectation of repayment.

-F10-

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation (1)

3.2	By-Laws

 ______________

(1) Filed herewith.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

February 19, 2019	Quick Start Holdings, Inc.

	By:	/s/ Paul Moody
Name: Paul Moody
Title: Chief Executive Officer